UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue
New York, New York	10022
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
CKX, Inc. (“CKX” or the “Company”) announced that on November 21, 2008, Robert F.X. Sillerman, on behalf of 19X, Inc., paid the termination fee that came due as a result of 19X’s termination of the merger agreement between CKX and 19X by delivering to the Company 3,339,350 shares of CKX common stock together with a cash payment of $500,000.
Notwithstanding payment of the termination fee, 19X and Messrs. Sillerman and Fuller informed the Company that they intend to continue to pursue an alternate transaction for the acquisition of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

By: Name:	/s/ Jason K. Horowitz Jason K. Horowitz
Title:	Senior Vice President
DATE: November 24, 2008